STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC., SERIES 2006-PWR11

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LOANS
----------------------------------------------------------------------------------------------------------------------------------

                                                                           % OF                        % OF APPLICABLE
                         MORTGAGE                                      INITIAL POOL       LOAN GROUP      LOAN GROUP       # OF
        ID            LOAN SELLER (1)   PROPERTY NAME                     BALANCE        (ONE OR TWO)      BALANCE      PROPERTIES
----------------------------------------------------------------------------------------------------------------------------------

      6106211              PMCF         MonteLago Apartments               0.9%               2             13.0%            1
    00-1101111             NLIC         Columbia Place Apartments          0.8%               2             11.3%            1
      6106261              PMCF         Eastland Village                   0.5%               2              7.9%            1
      754815                PCF         Naamans Apartments                 0.5%               2              7.4%            1
     530901659              WFB         Wy'East Pointe Apartments          0.4%               2              6.1%            1
----------------------------------------------------------------------------------------------------------------------------------
     310903277              WFB         Stonegate Associates, LLC          0.4%               2              5.2%            1
      6106365              PMCF         Woodlake Apartments                0.3%               2              4.8%            1
     310903458              WFB         Flora - Oak Grove Apartments       0.3%               2              4.2%            1
     310903349              WFB         Lindham Court Apartments           0.3%               2              3.9%            1
       44410               BSCMI        Regis Square Apartments            0.3%               2              3.7%            1
----------------------------------------------------------------------------------------------------------------------------------
     310903278              WFB         University Commons Apartments      0.2%               2              3.6%            1
      754787                PCF         Roosevelt Ridge Apartments         0.2%               2              3.5%            1
      6106301              PMCF         Sunset Manor Apartments            0.2%               2              3.4%            1
       45310               BSCMI        1226 Sherman Avenue                0.2%               2              3.2%            1
       45306               BSCMI        3041 Holland Avenue                0.2%               2              2.7%            1
----------------------------------------------------------------------------------------------------------------------------------
     410903487              WFB         Bonita Vista MHP                   0.2%               2              2.5%            1
       45307               BSCMI        3031 Holland Avenue                0.2%               2              2.5%            1
     410903257              WFB         Walnut Towers Apartments           0.2%               2              2.2%            1
      6106298              PMCF         Sand Creek Apartments              0.1%               2              1.9%            1
      6106142              PMCF         Meadow Lane Apartments             0.1%               2              1.7%            1
----------------------------------------------------------------------------------------------------------------------------------
     410903524              WFB         Autumn Park                        0.1%               2              1.5%            1
      754784                PCF         Woodcroft Apartments               0.1%               2              1.4%            1
     410903529              WFB         West Third Avenue Apartments       0.1%               2              1.3%            1
     410903556              WFB         Ridgemont / Kremer Apartments      0.1%               2              1.1%            1
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                 GENERAL                           DETAILED
                 PROPERTY                          PROPERTY
        ID       TYPE                              TYPE                            STREET ADDRESS
---------------------------------------------------------------------------------------------------------------------------------

      6106211    Multifamily                       Garden                          11881 Gulf Pointe Drive
    00-1101111   Multifamily                       Garden                          620 SE 168th Avenue
      6106261    Multifamily                       Garden                          20600 Balfour Road
      754815     Multifamily                       Garden                          799 Montclair Drive
     530901659   Multifamily                       Low Rise                        812 SE 136th Avenue
---------------------------------------------------------------------------------------------------------------------------------
     310903277   Multifamily                       Low Rise                        7119 62nd Ave Ct. W.
      6106365    Multifamily                       Garden                          7000 SW Vermont Court
     310903458   Multifamily                       Garden                          1419 - 1421 Oak Grove Avenue and 1452 & 1500
                                                                                   Floribunda Avenue
     310903349   Multifamily                       Garden                          1101 Lindham Court
       44410     Multifamily                       Garden                          1355 N. Jim Miller Road
---------------------------------------------------------------------------------------------------------------------------------
     310903278   Multifamily                       Low Rise                        7602 46th Street W.
      754787     Multifamily                       Garden                          12002 Roosevelt Way Northeast
      6106301    Multifamily                       Mid Rise                        210 Sunset Drive
       45310     Multifamily                       Mid Rise                        1226 Sherman Avenue
       45306     Multifamily                       Mid Rise                        3041 Holland Avenue
---------------------------------------------------------------------------------------------------------------------------------
     410903487   Manufactured Housing Community    Manufactured Housing Community  2621 Sweetwater Road
       45307     Multifamily                       Mid Rise                        3031 Holland Avenue
     410903257   Multifamily                       High Rise                       105 East Walnut Street
      6106298    Multifamily                       Garden                          1250 Ashment Avenue
      6106142    Multifamily                       Garden                          22 Tamassee Lane NW
---------------------------------------------------------------------------------------------------------------------------------
     410903524   Multifamily                       Garden                          13213 SE 7th Street
      754784     Multifamily                       Garden                          3266 Creek Run Drive
     410903529   Multifamily                       Garden                          146 W. 3rd Avenue
     410903556   Multifamily                       Garden                          2211 Liberty Lane and 1639 28th Avenue
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

                                                                                                            CUT-OFF DATE
                                                                                       CUT-OFF DATE          BALANCE PER
        ID       CITY               COUNTY               STATE      ZIP CODE             BALANCE ($)      UNIT OR ROOM ($)
-------------------------------------------------------------------------------------------------------------------------

      6106211    Houston            Harris                TX          77089           17,400,000.00            55,769.23
    00-1101111   Vancouver          Clark                 WA          98684           15,200,000.00           104,827.59
      6106261    Harper Woods       Wayne                 MI          48225           10,600,000.00            37,323.94
      754815     Claymont           New Castle            DE          19703               9,976,846            36,279.44
     530901659   Vancouver          Clark                 WA          98683            8,137,437.26            62,595.67
-------------------------------------------------------------------------------------------------------------------------
     310903277   Lakewood           Pierce                WA          98499            7,003,825.74            57,882.86
      6106365    Portland           Washington            OR          97223            6,450,000.00            57,589.29
     310903458   Burlingame         San Mateo             CA          94010            5,586,689.54            79,809.85
     310903349   Mechanicsburg      Cumberland            PA          17055            5,263,924.33            54,832.55
       44410     Dallas             Dallas                TX          75217            5,000,000.00            28,735.63
-------------------------------------------------------------------------------------------------------------------------
     310903278   University Place   Pierce                WA          98466            4,784,428.94            54,368.51
      754787     Seattle            King                  WA          98125               4,725,000            63,000.00
      6106301    Salisbury          Rowan                 NC          28147            4,493,726.45            41,608.58
       45310     Bronx              Bronx                 NY          10456            4,291,001.21            66,015.40
       45306     Bronx              Bronx                 NY          10467            3,592,466.14            65,317.57
-------------------------------------------------------------------------------------------------------------------------
     410903487   National City      San Diego             CA          91950            3,342,256.20            35,181.64
       45307     Bronx              Bronx                 NY          10467            3,293,093.96            59,874.44
     410903257   Mankato            Blue Earth            MN          56001            2,998,749.42            34,869.18
      6106298    Idaho Falls        Bonneville            ID          83404            2,560,000.00            35,068.49
      6106142    Rome               Floyd                 GA          30165            2,234,534.42            18,621.12
-------------------------------------------------------------------------------------------------------------------------
     410903524   Vancouver          Clark                 WA          98683            1,995,533.11            55,431.48
      754784     Columbus           Franklin              OH          43231               1,880,000            33,571.43
     410903529   San Mateo          San Mateo             CA          94402            1,696,171.94           113,078.13
     410903556   Grand Forks        Grand Forks           ND          58201            1,436,815.28            39,911.54
-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                       ORIGINAL        STATED REMAINING        ORIGINAL           REMAINING           REMAINING
                   TERM TO MATURITY    TERM TO MATURITY      AMORTIZATION       AMORTIZATION        INTEREST ONLY
        ID          OR ARD (MOS.)        OR ARD (MOS.)       TERM (MOS.)         TERM (MOS.)        PERIOD (MOS.)           DSCR
-----------------------------------------------------------------------------------------------------------------------------------

      6106211            120                  116                360                 360                 32                 1.58
    00-1101111           120                  120                360                 360                                    1.28
      6106261             60                  57                 360                 360                  9                 1.47
      754815             120                  118                360                 358                                    1.51
     530901659           120                  101                360                 341                                    1.30
-----------------------------------------------------------------------------------------------------------------------------------
     310903277           120                  118                360                 358                                    1.21
      6106365            120                  119                360                 360                 35                 1.40
     310903458           120                  118                360                 358                                    1.43
     310903349           120                  117                360                 357                                    1.26
       44410             120                  115                360                 360                 31                 1.64
-----------------------------------------------------------------------------------------------------------------------------------
     310903278           120                  117                360                 357                                    1.21
      754787             120                  119                360                 360                 11                 1.44
      6106301            120                  119                360                 359                                    1.33
       45310              60                  58                 360                 358                                    1.19
       45306              60                  58                 360                 358                                    1.14
-----------------------------------------------------------------------------------------------------------------------------------
     410903487           120                  118                360                 358                                    1.42
       45307              60                  58                 360                 358                                    1.21
     410903257           120                  117                240                 237                                    1.26
      6106298            120                  118                360                 360                 34                 1.46
      6106142            120                  118                360                 358                                    1.20
-----------------------------------------------------------------------------------------------------------------------------------
     410903524           120                  118                360                 358                                    1.27
      754784             120                  118                360                 360                 22                 1.50
     410903529           120                  118                360                 358                                    1.22
     410903556           120                  118                360                 358                                    1.26
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                     DSCR         CUT-OFF          LTV                                    STUDIOS                     1 BEDROOM
                 AFTER INITIAL    DATE LTV       RATIO AT      UTILITIES                   NO. OF      AVG RENT         NO. OF
        ID         IO PERIOD       RATIO     MATURITY OR ARD   PAID BY TENANT            UNITS/ROOMS  PER MO. ($)     UNITS/ROOMS
---------------------------------------------------------------------------------------------------------------------------------

      6106211        1.25          69.2%          61.5%        Electric, Sewer, Water                                    156
    00-1101111        NAP          72.4%          60.2%        Electric/Water/Sewer/Gas
      6106261        1.21          74.4%          70.4%        UAV                                                       136
      754815          NAP          64.8%          54.5%        Electric                                                  173
     530901659        NAP          71.1%          61.1%        Electric, water, sewer                                     30
---------------------------------------------------------------------------------------------------------------------------------
     310903277        NAP          68.2%          57.4%        Electric, water, sewer                                     46
      6106365        1.15          79.6%          71.5%        All                                                        64
     310903458        NAP          42.6%          35.7%        Electric                      11           996             59
     310903349        NAP          79.8%          67.8%        Electric, water, sewer, gas                                32
       44410         1.31          80.0%          71.3%        Electric
---------------------------------------------------------------------------------------------------------------------------------
     310903278        NAP          74.2%          62.5%        Electric, water, sewer                                     28
      754787         1.20          73.8%          63.8%        Electric, Water                                            47
      6106301         NAP          68.9%          57.8%        Electric, Sewer, Water                                     12
       45310          NAP          59.0%          55.2%        Electric                      3            700             24
       45306          NAP          58.4%          54.6%        Electric                      2            700             43
---------------------------------------------------------------------------------------------------------------------------------
     410903487        NAP          62.9%          52.9%        Electric, water, sewer, gas
       45307          NAP          53.9%          50.5%        Electric                      2            700             43
     410903257        NAP          58.2%          37.7%        Electric, water, sewer, gas                                86
      6106298        1.23          68.3%          61.6%        Electric                                                   32
      6106142         NAP          75.7%          63.1%        Electric                                                   15
---------------------------------------------------------------------------------------------------------------------------------
     410903524        NAP          79.8%          67.6%        Electric, gas                                              8
      754784         1.26          76.7%          68.0%        Electric, Gas, Water                                       8
     410903529        NAP          38.1%          32.2%        Electric                                                   14
     410903556        NAP          79.8%          67.7%        Electric                                                   15
---------------------------------------------------------------------------------------------------------------------------------

                 2 BEDROOM                     3 BEDROOM                   4 BEDROOM                     5 BEDROOM
  AVG RENT        NO. OF         AVG RENT       NO. OF        AVG RENT      NO. OF       AVG RENT         NO. OF         AVG RENT
 PER MO. ($)    UNITS/ROOMS     PER MO. ($)   UNITS/ROOMS    PER MO. ($)  UNITS/ROOMS   PER MO. ($)     UNITS/ROOMS     PER MO. ($)
-----------------------------------------------------------------------------------------------------------------------------------

     792            130             996           26            1,299
                    22             1,282          123           1,279
     673            148             779
     660            102             780
     687            86              795           14             900
-----------------------------------------------------------------------------------------------------------------------------------
     650            75              835
     688            48              783
    1,295
     609            64              705
                    112           524.82          62            610.4
-----------------------------------------------------------------------------------------------------------------------------------
     585            60              675
     725            28              830
     535            96              635
     800            26             1,100          12            1,200
     800            10             1,100
-----------------------------------------------------------------------------------------------------------------------------------

     800            10             1,100
     630
     618            16              685           25             791
     471            60              493           30             535          15            623
-----------------------------------------------------------------------------------------------------------------------------------
     615            24              697            4             850
     460            48              575
    1,534                                          1            2,050
     491            10              599           11             777
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       6 BEDROOM                        7 BEDROOM                     OTHER UNITS
                         NO. OF       AVG RENT           NO. OF         AVG RENT          NO. OF        AVG RENT         NO. OF
      ID              UNITS/ROOMS    PER MO. ($)       UNITS/ROOMS     PER MO. ($)      UNITS/ROOMS    PER MO.($)      ELEVATORS
------------------------------------------------------------------------------------------------------------------------------------

      6106211
    00-1101111
      6106261
      754815
     530901659
-----------------------------------------------------------------------------------------------------------------------------------
     310903277
      6106365
     310903458                                                                                                            2
     310903349
       44410
-----------------------------------------------------------------------------------------------------------------------------------
     310903278
      754787                                                                                                              1
      6106301
       45310                                                                                                              1
       45306
-----------------------------------------------------------------------------------------------------------------------------------
     410903487                                                                             95              463
       45307
     410903257                                                                                                            1
      6106298
      6106142
-----------------------------------------------------------------------------------------------------------------------------------
     410903524
      754784
     410903529
     410903556
-----------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC.,
SERIES 2006-PWR11

FOOTNOTES TO APPENDIX C
-----------------------

BSCMI - Bear Stearns Commercial Mortgage, Inc.; WFB - Wells Fargo Bank, National
Association;
PMCF - Prudential Mortgage Capital Funding, LLC; PCF - Principal Commercial
Funding, LLC;
NLIC - Nationwide Life Insurance Company